UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2015
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

Effective April 28, 2015 (the “Effective Date”), ACCO Brands Corporation (the “Company”) entered into a Second Amended and Restated Credit Agreement, dated as of April 28, 2015 (the “Restated Credit Agreement”), among the Company, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other agents and lenders party thereto. The Restated Credit Agreement amends and restates the Company’s existing credit agreement, dated as of May 13, 2013, as amended (the “2013 Credit Agreement”). In addition, immediately prior to the effectiveness of the Restated Credit Agreement, the Company entered into a Third Amendment, dated as of April 28, 2015 (the “Third Amendment”), to the 2013 Credit Agreement in order to facilitate the entry into and obtain certain lender consents for the Restated Credit Agreement.

The Restated Credit Agreement provides for a $600 million, five-year senior secured credit facility, which consists of a $300 million revolving credit facility (the “Restated Revolving Facility”) and a $300 million term loan. Specifically, in connection with the Restated Credit Agreement, the Company:

•
replaced the Company’s existing U.S.-dollar denominated Senior Secured Term A Loan, due May 2018, under the 2013 Credit Agreement (the “Existing Term A Loan”), which had an aggregate principal amount of $299 million outstanding immediately prior to the Effective Date, with a new U.S.-dollar denominated Senior Secured Term A Loan, with a maturity date as specified below, in an aggregate original principal amount of $300 million (the “Restated Term A Loan”); and

•
replaced the $250 million revolving credit facility under the 2013 Credit Agreement with the Restated Revolving Facility, under which approximately $42 million was outstanding immediately following the Effective Date.

Borrowings under the Restated Term A Loan were used to continue the entire outstanding principal amount of the Existing Term A Loan and pay fees associated with the Restated Credit Agreement. The Restated Revolving Facility is expected to be available for working capital and general corporate purposes. Immediately following the Effective Date, approximately $246 million was available for borrowing under the Restated Revolving Facility. Undrawn amounts under the Restated Revolving Facility will be subject to a commitment fee rate of 0.25% to 0.40% per annum, depending on the Company’s consolidated leverage ratio. At closing, the commitment fee rate was 0.30%.

Maturity and amortization. Borrowings under the Restated Revolving Facility and the Restated Term A Loan will mature on the earlier of (i) April 28, 2020 and (ii) the date that is 180 days prior to the maturity of the Company’s senior unsecured notes, due April 30, 2020, unless such notes are earlier refinanced. Amounts under the Restated Revolving Facility will be non-amortizing. Beginning September 30, 2015, the outstanding principal amount under the Restated Term A Loan will be payable in quarterly installments in an amount representing, on an annual basis, 5.0% of the initial aggregate principal amount of such loan and increasing to 12.5% by September 30, 2018.

Interest rates. Amounts outstanding under the Restated Credit Agreement will bear interest (i) in the case of Eurodollar loans, at a rate per annum equal to the Eurodollar rate (which is based on an average British Bankers Association Interest Settlement Rate) plus the applicable rate; (ii) in the case of loans made at the Base Rate (which means the highest of (a) the Bank of America, N.A. prime rate then in effect, (b) the Federal Funds effective rate then in effect plus ½ of 1.00% and (c) the Eurodollar rate that would be payable on such day for a Eurodollar loan with a one-month interest period plus 1.00%), at a rate per annum equal to the Base Rate plus the applicable rate; and (iii) in the case of swing line loans, at a rate per annum equal to the Base Rate plus the applicable rate. Separate base interest rate and applicable rate provisions will apply for any Canadian or Australian currency denominated loans.

The applicable rate applied to outstanding Eurodollar loans and Base Rate loans is based on the Company’s consolidated leverage ratio as follows:

Consolidated Leverage Ratio	Applicable Rate on Eurodollar Loans	Applicable Rate on Base Rate Loans
> 4.00 to 1.00	2.50%	1.50%
≤ 4.00 to 1.00 and > 3.50 to 1.00	2.25%	1.25%
≤ 3.50 to 1.00 and > 3.00 to 1.00	2.00%	1.00%
≤ 3.00 to 1.00 and > 2.00 to 1.00	1.50%	0.50%
≤ 2.00 to 1.00	1.25%	0.25%

At closing, the substantial majority of the amounts outstanding under the Restated Term Loan A bore interest at a Eurodollar rate plus the applicable rate of 1.50% and the amounts drawn under the Restated Revolving Facility bore interest at either a Eurodollar rate plus 1.50% or a Base Rate plus the applicable rate of 0.50%.  The applicable rates of 1.50% and 0.50% compare favorably to the rates of 2.00% and 1.00%, respectively, which were in effect immediately prior to the Effective Date under the 2013 Credit Agreement.

Prepayments. Subject to certain conditions and exceptions, the Restated Credit Agreement requires the Company to prepay outstanding loans in certain circumstances, including (a) in an amount equal to 100% of the net cash proceeds from sales or dispositions of property or assets in excess of $10.0 million per fiscal year, (b) in an amount equal to 100% of the net cash proceeds from property insurance or condemnation awards in excess of $10.0 million per fiscal year, and (c) in an amount equal to 100% of the net cash proceeds from additional debt other than debt permitted under the Restated Credit Agreement. The Company also is required to prepay outstanding loans with specified percentages of excess cash flow based on its leverage. The Restated Credit Agreement contains other customary prepayment obligations and provides for voluntary commitment reductions and prepayment of loans, subject to certain conditions and exceptions.

Permitted acquisitions; investments. The Restated Credit Agreement increases the aggregate amount of Investments (as defined in the Restated Credit Agreement) allowed to be made by the Company and other Loan Parties (as defined in the Restated Credit Agreement) in subsidiaries used to consummate permitted acquisitions by such subsidiaries to the greater of $500 million or 15.0% of Consolidated Total Assets (as defined in the Restated Credit Agreement). The aggregate amount of allowable Investments in non-Loan Parties by Loan Parties, or in non-U.S. Loan Parties by U.S. Loan Parties, also was increased to the greater of $250 million or 10.0% of Consolidated Total Assets.

Dividends and share repurchases. Under the Restated Credit Agreement, the Company may pay dividends and/or repurchase shares in an aggregate amount equal to the sum of:

(i)	the greater of (a) $25 million and (b) 1.0% of the Company’s Consolidated Total Assets, plus

(ii)
an aggregate amount not to exceed $60 million in any fiscal year; provided the Company’s consolidated leverage ratio after giving pro forma effect to the restricted payment is greater than 2.50:1.00 and less than or equal to 3.75:1.00, plus

(iii)	an additional amount so long as the consolidated leverage ratio after giving pro forma effect to the restricted payment is less than or equal to 2.5 to 1.0, plus

(iv)	any Net Equity Proceeds (as defined in the Restated Credit Agreement).

Covenants. The Restated Credit Agreement contains customary affirmative and negative covenants as well as events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults, certain bankruptcy or insolvency events, certain ERISA-related events, changes in control or ownership and invalidity of any loan document.

Financial tests. Under the Restated Credit Agreement, the Company is required to meet certain financial tests, including a maximum consolidated leverage ratio as determined by reference to the following ratios:

Period	Maximum Consolidated Leverage Ratio
Through June 30, 2015	4.00:1.00
July 1, 2015 and thereafter	3.75:1.00

Following the consummation of a Material Acquisition (as defined in the Restated Credit Agreement), and as of the end of the fiscal quarter in which such Material Acquisition occurred and as of the end of the three fiscal quarters thereafter, each of the levels above will increase by 0.50:1.00, provided that no more than one such increase can be in effect at any time.

The Restated Credit Agreement also requires the Company to maintain a consolidated fixed charge coverage ratio as of the end of any fiscal quarter at or above 1.25 to 1.00.

Guarantees and security. Generally, obligations under the Restated Credit Agreement are guaranteed by certain of the Company’s existing and future subsidiaries, and are secured by substantially all of the Company’s and certain guarantor subsidiaries’ assets, subject to certain exclusions and limitations.

Incremental facilities. The Restated Credit Agreement permits the Company to seek increases in the size of the Restated Revolving Facility and the Restated Term A Loan prior to maturity by up to $500 million, in the aggregate, subject to certain conditions and lender commitment.

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition.

On April 29, 2015, the Company announced its results for the period ended March 31, 2015. Attached as Exhibit 99.1 is a copy of the press release relating to the Company's results, which is incorporated herein by reference.

The information included in this Current Report on Form 8-K under this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report included under this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of the Company, dated April 29, 2015.

Certain statements made in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” or similar expressions. In particular, our business outlook is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry, as well as other factors described below.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities. Our forward-looking statements are made as of the date hereof and we undertake no obligation to update these forward-looking statements in the future.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of large and sophisticated customers; the consolidation of our customers, including the merger of Office Depot and OfficeMax in late 2013 and the proposed acquisition of Office Depot by Staples; shifts in the channels of distribution of our products; challenges related to the highly competitive business segments in which we operate, including, low barriers to entry, customers who have the ability to source their own private label products, limited retail space, competitors’ strong brands, competition from imports from a range of countries, including countries with lower production costs and from a wide range of products and services, including electronic, digital and web-based products that can render obsolete or less desirable some of our products; our ability to develop innovative products and expand our business into adjacent categories; our ability to meet the competitive challenges faced by our Computer Products business which is characterized by rapid technological change, short product life cycles and a dependency on the introduction by third party manufacturers of new equipment to drive demand for the accessories it sells; commercial and consumer spending decisions during periods of economic uncertainty or weakness; a failure of our information technology systems or supporting infrastructure or an information security breach; our ability to successfully expand our business in emerging markets which generally involve more financial, operational, legal and compliance risks and create exposure to unstable political conditions, civil unrest and economic volatility; our ability to grow profitably through acquisitions; our failure to comply with customer contracts; the impact of regulatory requirements, litigation, regulatory actions or other legal claims or proceedings; the risks associated with outsourcing production of certain of our products and information systems; the decline in the use of certain of our products, especially paper-based dated time management and productivity tools; risks associated with our substantial indebtedness, including our significant debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; risks associated with seasonality, and foreign currency, interest rate and raw material and labor cost fluctuations; the impact of pension costs; any impairment of our goodwill or other intangible assets; the insolvency, bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in other reports we file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	April 29, 2015	By:	/s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number        Description of Exhibit

99.1	Press release, dated April 29, 2015.